For Immediate Release	Contact:
Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com
Investor Inquiries: Kate Pearlman (215) 409-7287 Pearlman-Kate@aramark.com

Aramark Reports First Quarter Results

KEY HIGHLIGHTS

Revenue +8%; Legacy Business Revenue +4%1
Operating Income 72%; Adjusted Operating Income (AOI) +21%1
EPS -15% to $0.99; Adjusted EPS +16%1 to $0.63
Operating Income Margin up 330 bps to 8.8%; AOI Margin up 60 bps to 6.9%1

Raising Full-Year Outlook

Philadelphia, PA, February 5, 2019 - Aramark (NYSE: ARMK) today reported first quarter fiscal 2019 results.

“2019 is off to a good start, with broad-based momentum across the portfolio, driven by strong base business performance and progress in our integration of Avendra and AmerPride. We continue to elevate the consumer experience by enhancing our product offerings, obsessing on service excellence, and innovating with new technologies,” said Eric J. Foss, Chairman, President and CEO. “We now expect our full-year Adjusted EPS outlook to be $2.30 to $2.40.”

Foss added: “Aramark benefits from an advantaged business model and excellent financial flexibility. As we look ahead to the full year, we expect to deliver solid financial performance that will drive sustainable shareholder value."

1 Constant Currency.

FIRST QUARTER RESULTS*

	Revenue
	Q1 '19	Q1 '18	Change	Adjusted Revenue
FSS United States	$2,660M	$2,650M	—%	3%
FSS International	953	913	4%	10%
Uniform & Career Apparel	652	403	62%	62%
Total Company	$4,265M	$3,965M	8%	11%

	Operating Income			AOI
	Q1 '19	Q1 '18	Change	Q1 '19	Q1 '18	Change
FSS United States	$364M	$180M	102%	$232M	$190M	22%
FSS International	11	44	(74)%	33	45	(27)%
Uniform & Career Apparel	53	44	18%	66	46	42%
Corporate	(55)	(52)	6%	(34)	(34)	(1)%
Total Company	$373M	$217M	72%	$297M	$247M	20%
Effect of Currency Translation				3
Constant Currency AOI				$299M		21%
* May not total due to rounding.

Consolidated revenue was $4.3 billion in the quarter, an increase of 11% on a constant-currency basis over the prior-year period, composed of a 4.5% increase in revenue related to the Avendra and AmeriPride acquisitions, 2.5% increase in revenue related to an accounting rule change, and 4% of growth in the legacy business. The year over year decrease due to the divestiture of the Healthcare Technologies business has been excluded from the calculation of legacy business.

The Company continues to deliver broad-based productivity improvements while reinvesting in the business. The FSS United States segment income benefited from the inclusion of Avendra results and synergies, as well as a client payment. In the FSS International segment, these improvements were offset by start-up costs associated with onboarding several new business wins across multiple geographies, and an increase in personnel costs. Uniform income benefited from the inclusion of AmeriPride results and synergies.

FIRST QUARTER SUMMARY
On a GAAP basis, revenue was $4.3 billion, operating income was $373 million, net income attributable to Aramark stockholders was $251 million, which includes a net gain on sale of the Healthcare Technologies business of approximately $140 million, and diluted earnings per share were $0.99. This compares to the first quarter of 2018 where, on a GAAP basis, revenue was $4.0 billion, operating income was $217 million, net income attributable to Aramark stockholders was $292 million and diluted earnings per share were $1.16. First quarter GAAP diluted earnings per share decreased (15)% year-over-year, primarily due to a decrease in the net benefit to the income tax provision related to tax reform, partially offset by increased operating income. Adjusted net income was $160 million or $0.63 per share, versus adjusted net income of $139 million or $0.55 per share in the first quarter of 2018. A stronger U.S. dollar decreased revenue by approximately $59 million, and had a negative impact of approximately $3 million on operating income as well as a one-cent negative impact on adjusted earnings per share.

CAPITAL STRUCTURE & LIQUIDITY
Total trailing 12-month net debt to covenant adjusted EBITDA was 4.2x at the end of the quarter, a 30 basis point improvement versus the end of the first quarter of 2018.

During the quarter, the Company received $293 million of proceeds from the sale of the Healthcare Technologies business, the majority of which were used for debt reduction. At quarter-end the company had approximately $1.2 billion in cash and availability on its revolving credit facility.

SHARE REPURCHASE
During the quarter, the company repurchased 1.6 million shares of Aramark common stock for an aggregate amount of $50 million.

2019 OUTLOOK
The Company provides its expectations for full-year adjusted EPS and full-year free cash flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges and the effect of currency translation.

The Company is increasing its 2019 adjusted EPS outlook to $2.30 to $2.40 per share, which now reflects the full impact of the Healthcare Technologies divestiture, principally due to the use of proceeds to pay down debt. It also includes 4 cents of currency headwinds. The Company is affirming its full-year free cash flow outlook of $500 million. This outlook includes approximately $50 million in cash outlay related to the divestiture of the Healthcare Technologies business, and approximately $50 million in spending on the integrations of Avendra and AmeriPride. The Company expects its leverage ratio to be at 3.8x by the end of the fiscal year.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 10 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world. Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We work to put our sustainability goals into action by focusing on initiatives that engage our employees, empower healthy living, preserve our planet and build local communities. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

Selected Operational and Financial Metrics
Adjusted Revenue
Adjusted Revenue represents revenue growth, adjusted to eliminate the impact of currency translation and divestitures.

Legacy Business Revenue
Legacy Business Revenue represents Adjusted Revenue, excluding the revenue of AmeriPride and Avendra, the impact of the adoption of Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers, the effect of divestitures and the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of divestitures; merger and integration related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; merger and integration related charges; the effect of divestitures; the effects of refinancings on interest and other financing costs, net; the impact of tax reform and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Free Cash Flow
Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment and other assets. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Revenue, Legacy Business Revenue, Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis) and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, or earnings per share, determined in accordance with GAAP. Adjusted Revenue, Legacy Business Revenue, Adjusted Operating Income, Covenant Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related intangible assets - adjustments to eliminate the change in amortization resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel ($7.7 million for the first quarter of 2019 and $13.7 million for the the first quarter of 2018) and amortization expense recognized on other acquisition-related intangible assets ($22.7 million for the first quarter of 2019 and $8.9 million for the the first quarter of 2018).
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period related to streamlining initiatives ($22.0 million for the first quarter of 2019), adjustments to eliminate consulting costs incurred in the applicable period related to streamlining initiatives ($4.2 million for the first quarter of 2019 and $5.8 million for the first quarter of 2018), incurring duplicate rent charges, moving costs, opening costs to build out and ready the Company's new headquarters while occupying its existing headquarters and closing costs ($6.6 million for the first quarter of 2019) and other charges ($1.4 million for the first quarter of 2019 and $0.7 million for the first quarter of 2018).
Effects of divestitures - adjustments to eliminate the impact that the Healthcare Technologies divestitures had on comparative periods.
Merger and Integration Related Charges - adjustments to eliminate merger and integration charges primarily related to the Avendra and AmeriPride acquisitions, including deal costs, costs for transitional employees and integration related consulting costs ($8.6 million for the first quarter of 2019 and $19.4 million for the first quarter of 2018).
Gain on sale of Healthcare Technologies - adjustment to eliminate the impact of the gain on sale of the Healthcare Technologies business.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income/loss from prior years' loss experience under our casualty insurance program ($11.3 million gain for the first quarter of 2019 and $12.9 million gain for the first quarter 2018), pension plan charges ($1.2 million for the first quarter of 2019 and $1.6 million for the first quarter of 2018), banker fees and other charges related to the sale of Healthcare Technologies ($8.4 million for the first quarter of 2019), the impact of the change in fair value related to certain gasoline and diesel agreements ($8.9 million loss for the first quarter of 2019 and $1.8 million gain for the first quarter of 2018) and other charges.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effect of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs and debt discounts.
Effect of tax reform on provision for income taxes - adjustments to eliminate the impact of tax reform that is not indicative of our ongoing tax position based on the new tax policies and certain other adjustments.
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements made by our Chairman, President, and CEO and under the heading "2019 Outlook" and including with respect to, without limitation, anticipated effects of changes related to accounting changes and the divestiture of our Healthcare Technologies business, the benefits and costs of our acquisitions of each of Avendra, LLC ("Avendra") and AmeriPride Services, Inc. ("AmeriPride") and related financings, as well as statements regarding these companies’ services and products and statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are or remain or continue to be confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates, financial results and our estimated benefits and costs of our acquisitions are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results or the costs and benefits of the acquisitions include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; our ability to successfully integrate the businesses of Avendra and AmeriPride and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the acquisition of AmeriPride and Avendra including whether the proposed transactions will be accretive and within the expected timeframes, the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose, the disruption of the transactions to each of Avendra and AmeriPride and their respective managements; the effect of the transactions on each of Avendra's and AmeriPride's ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the SEC on November 21, 2018 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	December 28, 2018	December 29, 2017
Revenue	$4,265,349	$3,965,118
Costs and Expenses:
Cost of services provided	3,794,445	3,522,230
Depreciation and amortization	150,721	133,849
Selling and general corporate expenses	104,130	92,168
Gain on sale of Healthcare Technologies	(157,309)	—
	3,891,987	3,748,247
Operating income	373,362	216,871
Interest and Other Financing Costs, net	82,978	74,133
Income Before Income Taxes	290,384	142,738
(Benefit) Provision for Income Taxes	39,708	(149,702)
Net income	250,676	292,440
Less: Net income (loss) attributable to noncontrolling interest	(6)	156
Net income attributable to Aramark stockholders	$250,682	$292,284

Earnings per share attributable to Aramark stockholders:
Basic	$1.02	$1.19
Diluted	$0.99	$1.16
Weighted Average Shares Outstanding:
Basic	246,887	245,086
Diluted	253,656	252,244

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS*
(Unaudited)
(In Thousands)

	December 28, 2018	September 28, 2018
Assets

Current Assets:
Cash and cash equivalents	$249,881	$215,025
Receivables	1,880,299	1,790,433
Inventories	371,111	724,802
Prepayments and other current assets	148,697	171,165
Total current assets	2,649,988	2,901,425
Property and Equipment, net	2,153,154	1,378,094
Goodwill	5,508,603	5,610,568
Other Intangible Assets	2,096,893	2,136,844
Other Assets	1,330,304	1,693,171
	$13,738,942	$13,720,102

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$53,441	$30,907
Accounts payable	866,162	1,018,920
Accrued expenses and other current liabilities	1,277,672	1,440,332
Total current liabilities	2,197,275	2,490,159
Long-Term Borrowings	7,323,706	7,213,077
Deferred Income Taxes and Other Noncurrent Liabilities	990,021	977,215
Redeemable Noncontrolling Interest	10,047	10,093
Total Stockholders' Equity	3,217,893	3,029,558
	$13,738,942	$13,720,102

*In connection with the Company's adoption of ASC 606, Revenue from Contracts with Customers, the classification of certain balance sheet line items has been adjusted as of December 28, 2018, including Inventories, Property and Equipment, net and Other Assets. Further details will be available in the Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2018.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Three Months Ended
	December 28, 2018	December 29, 2017

Cash flows from operating activities:
Net income	$250,676	$292,440
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	150,721	133,849
Deferred income taxes	(5,764)	(178,231)
Share-based compensation expense	18,562	16,489
Net gain on sale of Healthcare Technologies	(140,165)	—
Changes in operating assets and liabilities	(436,053)	(590,893)
Other operating activities	(45,391)	14,897
Net cash used in operating activities	(207,414)	(311,449)

Cash flows from investing activities:
Net purchases of property and equipment and other	(113,446)	(117,747)
Acquisitions, divestitures and other investing activities	307,597	(1,325,039)
Net cash provided by (used in) investing activities	194,151	(1,442,786)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(241,308)	1,631,665
Net change in funding under the Receivables Facility	390,000	136,050
Payments of dividends	(27,161)	(25,779)
Proceeds from issuance of common stock	1,077	4,929
Repurchase of stock	(50,000)	(24,410)
Other financing activities	(24,489)	(21,354)
Net cash provided by financing activities	48,119	1,701,101
Increase (decrease) in cash and cash equivalents	34,856	(53,134)
Cash and cash equivalents, beginning of period	215,025	238,797
Cash and cash equivalents, end of period	$249,881	$185,663

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	December 28, 2018
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,660,356	$953,122	$651,871		$4,265,349
Operating Income (as reported)	$363,751	$11,456	$52,694	$(54,539)	$373,362
Operating Income Margin (as reported)	13.67%	1.20%	8.08%		8.75%

Revenue (as reported)	$2,660,356	$953,122	$651,871		$4,265,349
Effect of Currency Translation	1,823	55,407	2,234		59,464
Adjusted Revenue	$2,662,179	$1,008,529	$654,105		$4,324,813
Revenue Growth (as reported)	0.41%	4.40%	61.91%		7.57%
Adjusted Revenue Growth	2.75%	10.47%	62.47%		10.71%

Operating Income (as reported)	$363,751	$11,456	$52,694	$(54,539)	$373,362
Amortization of Acquisition-Related Intangible Assets	23,243	1,130	6,019	—	30,392
Severance and Other Charges	9,955	17,945	493	5,835	34,228
Merger and Integration Related Charges	2,096	—	6,513	8	8,617
Gain on sale of Healthcare Technologies	(157,309)	—	—	—	(157,309)
Gains, Losses and Settlements impacting comparability	(9,843)	2,219	—	15,010	7,386
Adjusted Operating Income*	$231,893	$32,750	$65,719	$(33,686)	$296,676
Effect of Currency Translation	411	1,990	204	—	2,605
Adjusted Operating Income (Constant Currency)	$232,304	$34,740	$65,923	$(33,686)	$299,281

Operating Income Growth (as reported)	101.95%	(73.88)%	18.49%	5.75%	72.16%
Adjusted Operating Income Growth	21.93%	(26.94)%	42.43%	(0.94)%	20.04%
Adjusted Operating Income Growth (Constant Currency)	22.15%	(22.51)%	42.87%	(0.94)%	21.10%
Adjusted Operating Income Margin (Constant Currency)	8.73%	3.44%	10.08%		6.92%

	Three Months Ended
	December 29, 2017
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,649,526	$912,982	$402,610		$3,965,118
Effect of Divestitures	(58,547)	—	—		(58,547)
Adjusted Revenue	$2,590,979	$912,982	$402,610		$3,906,571

Operating Income (as reported)	$180,118	$43,855	$44,472	$(51,574)	$216,871
Amortization of Acquisition-Related Intangible Assets	21,202	974	457	—	22,633
Severance and Other Charges	643	—	—	5,842	6,485
Effect of Divestitures	(5,126)	—	—	—	(5,126)
Merger and Integration Related Charges	2,854	—	2,958	13,559	19,371
Gains, Losses and Settlements impacting comparability	(9,512)	—	(1,746)	(1,831)	(13,089)
Adjusted Operating Income*	$190,179	$44,829	$46,141	$(34,004)	$247,145

Operating Income Margin (as reported)	6.80%	4.80%	11.05%		5.47%
Adjusted Operating Income Margin	7.34%	4.91%	11.46%		6.33%

* Beginning in fiscal 2019, the definition of AOI changed. AOI for the three months ended December 29, 2017 has been calculated based on this new definition. See page 4 for the new definition of AOI.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 28, 2018	December 29, 2017

Net Income Attributable to Aramark Stockholders (as reported)	$250,682	$292,284
Adjustment:
Amortization of Acquisition-Related Intangible Assets	30,392	22,633
Severance and Other Charges	34,228	6,485
Effect of Divestitures	—	(5,126)
Merger and Integration Related Charges	8,617	19,371
Gains, Losses and Settlements impacting comparability	7,386	(13,089)
Gain on sale of Healthcare Technologies	(157,309)	—
Effects of Refinancing on Interest and Other Financing Costs, net	—	12,439
Effect of Tax Reform on Provision for Income Taxes	(11,317)	(183,808)
Tax Impact of Adjustments to Adjusted Net Income	(3,143)	(12,326)
Adjusted Net Income	$159,536	$138,863
Effect of Currency Translation, net of Tax	2,499	—
Adjusted Net Income (Constant Currency)	$162,035	$138,863

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$250,682	$292,284
Diluted Weighted Average Shares Outstanding	253,656	252,244
	$0.99	$1.16
Earnings Per Share Growth (as reported)	(14.66)%

Adjusted Earnings Per Share
Adjusted Net Income*	$159,536	$138,863
Diluted Weighted Average Shares Outstanding	253,656	252,244
	$0.63	$0.55
Adjusted Earnings Per Share Growth	14.55%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$162,035	$138,863
Diluted Weighted Average Shares Outstanding	253,656	252,244
	$0.64	$0.55
Adjusted Earnings Per Share Growth (Constant Currency)	16.36%

* Beginning in fiscal 2019, the definition of Adjusted Net Income changed. Adjusted Net Income for the three months ended December 29, 2017 has been calculated based on this new definition. See page 4 for the new definition of Adjusted Net Income.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	December 28, 2018	December 29, 2017

Net Income Attributable to Aramark Stockholders (as reported)	$526,283	$540,868
Interest and Other Financing Costs, net	360,940	298,037
(Benefit) Provision for Income Taxes	92,845	(56,190)
Depreciation and Amortization	613,054	515,534
Share-based compensation expense(1)	90,349	65,420
Unusual or non-recurring (gains) and losses(2)	(157,309)	—
Pro forma EBITDA for equity method investees(3)	14,150	13,590
Pro forma EBITDA for certain transactions(4)	(18,218)	82,887
Other(5)	183,884	60,477
Covenant Adjusted EBITDA	$1,705,978	$1,520,623

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$7,377,147	$7,047,681
Less: Cash and cash equivalents	$249,881	$185,663
Net Debt	$7,127,266	$6,862,018
Covenant Adjusted EBITDA	$1,705,978	$1,520,623
Net Debt/Covenant Adjusted EBITDA	4.2	4.5

(1) Represents compensation expense related to the Company's issuances of share-based awards.
(2) Represents the gain on sale of Healthcare Technologies.
(3) Represents our estimated share of EBITDA primarily from our AIM Services Co., Ltd. equity method investment, not already reflected in our net income attributable to Aramark stockholders. EBITDA for this equity method investee is calculated in a manner consistent with Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.

(4) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(5) "Other" for the twelve months ended December 28, 2018 and December 29, 2017, respectively, includes organizational streamlining initiatives ($58.5 million costs and $18.4 million costs), the impact of the change in fair value related to certain gasoline and diesel agreements ($10.5 million loss and $3.3 million loss), expenses related to merger and integration related charges ($67.4 million and $21.7 million) and other miscellaneous expenses. "Other" for the twelve months ended December 28, 2018 also includes property and other asset write-downs related to a joint venture liquidation and acquisition ($7.5 million), duplicate rent charges, moving costs, opening costs to build out and ready the Company's new headquarters while occupying its existing headquarters and closing costs ($14.3 million), banker fees and other charges related to the sale of Healthcare Technologies ($9.9 million), certain environmental charges ($5.0 million) and the impact of hyperinflation in Argentina ($3.8 million). "Other" for the twelve months ended December 29, 2017 also includes the estimated impact of natural disasters ($17.0 million, of which $6.1 million related to asset write-downs).

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
LEGACY BUSINESS REVENUE
(Unaudited)
(In thousands)

Three Months Ended
December 28, 2018

Revenue (as reported)	$4,265,349
Effect of Currency Translation	59,464
Adjusted Revenue	4,324,813
Effect of AmeriPride and Avendra Acquisitions	(171,654)
Changes pursuant to ASC 606, Revenue from Contracts with Customers	(88,507)
Legacy Business Revenue	$4,064,652

Three Months Ended
December 29, 2017
Revenue (as reported)	$3,965,118
Effect of Divestitures	(58,547)
Legacy Business Revenue	$3,906,571

Revenue Growth (as reported)	7.57%
Legacy Business Revenue Growth	4.05%